UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  Reported:  October 3, 2006


                   American Airlines, Inc.
   (Exact name of registrant as specified in its charter)


          Delaware               1-2691            13-1502798
(State of Incorporation) (Commission File Number)  (IRS Employer
                                                 Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)               (Zip Code)


                          (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 8.01    Other Events

American Airlines, Inc. is filing herewith a press release issued on October 3, 2006 as Exhibit 99.1, which is included herein. This press release was issued to report September traffic for American Airlines, Inc.





                          SIGNATURE



     Pursuant  to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American  Airlines, Inc.


                                        /s/ Kenneth W. Wimberly
                                        Kenneth W. Wimberly
                                        Corporate Secretary



Dated:  October 4, 2006





                        EXHIBIT INDEX


Exhibit        Description

99.1           Press Release





                                        Exhibit 99.1

                              CONTACT:  Tim Wagner
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com


FOR RELEASE: Tuesday, Oct. 3, 2006


         AMERICAN AIRLINES REPORTS SEPTEMBER TRAFFIC

     FORT WORTH, Texas - American Airlines, the world's largest airline, reported a September load factor of 75.5 percent - a decrease of 0.7 points compared to the same period last year. Traffic decreased 1.4 percent year over year as capacity decreased 0.5 percent.
     Domestic traffic decreased 3.8 percent year over year on
2.4 percent less capacity. International traffic increased by 3.1 percent relative to last year on a capacity increase of 3.0 percent.
     American boarded 7.3 million passengers in September.

About American Airlines
American Airlines is the world's largest airline. American, American Eagle and the AmericanConnection airlines serve 250 cities in over 40 countries with more than 4,000 daily flights. The combined network fleet numbers more than 1,000 aircraft. American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members serve more than 600 destinations in over 135 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, the AmericanConnection airlines, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)

     Detailed traffic and capacity data are on the following page.



           AMERICAN AIRLINES PASSENGER DIVISION
         COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                EXCLUDES CHARTER SERVICES

                                 SEPTEMBER
                                    2006           2005    CHANGE
REVENUE PASSENGER MILES (000)
 SYSTEM                       10,595,223     10,743,508    -1.4 %
    D.O.T. DOMESTIC            6,741,496      7,007,093    -3.8
    INTERNATIONAL              3,853,727      3,736,415     3.1
    ATLANTIC                   1,798,862      1,784,213     0.8
    LATIN AMERICA              1,532,519      1,494,763     2.5
    PACIFIC                      522,346        457,439    14.2

AVAILABLE SEAT MILES (000)
 SYSTEM                       14,029,355     14,094,224    -0.5 %
    D.O.T. DOMESTIC            8,882,765      9,096,981    -2.4
    INTERNATIONAL              5,146,590      4,997,243     3.0
    ATLANTIC                   2,239,236      2,154,732     3.9
    LATIN AMERICA              2,186,601      2,238,076    -2.3
    PACIFIC                      720,753        604,434    19.2

LOAD FACTOR
 SYSTEM                             75.5 %         76.2 %  -0.7 Pts
    D.O.T. DOMESTIC                 75.8           77.0    -1.2
    INTERNATIONAL                   74.8           74.7     0.1
    ATLANTIC                        80.3           82.8    -2.5
    LATIN AMERICA                   70.0           66.7     3.3
    PACIFIC                         72.4           75.6    -3.2

PASSENGERS BOARDED             7,259,397      7,468,775    -2.8 %

SYSTEM CARGO TON MILES (000)     187,203        185,232     1.1 %





          AMERICAN AIRLINES PASSENGER DIVISION
         COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                EXCLUDES CHARTER SERVICES

                          YEAR-TO-DATE SEPTEMBER
                                    2006           2005    CHANGE
REVENUE PASSENGER MILES (000)
 SYSTEM                      106,207,394    105,036,793     1.1 %
    D.O.T.DOMESTIC            69,144,392     69,659,070    -0.7
    INTERNATIONAL             37,063,002     35,377,723     4.8
    ATLANTIC                  15,461,398     14,971,721     3.3
    LATIN AMERICA             16,707,600     16,376,254     2.0
    PACIFIC                    4,894,004      4,029,748    21.4

AVAILABLE SEAT MILES (000)
 SYSTEM                      131,825,771    133,342,154    -1.1 %
    D.O.T. DOMESTIC           84,240,691     87,323,217    -3.5
    INTERNATIONAL             47,585,080     46,018,937     3.4
    ATLANTIC                  19,087,351     18,024,446     5.9
    LATIN AMERICA             22,199,708     22,879,078    -3.0
    PACIFIC                    6,298,021      5,115,413    23.1

LOAD FACTOR
 SYSTEM                             80.5 %         78.7 %   1.8 Pts
    D.O.T. DOMESTIC                 82.0           79.7     2.3
    INTERNATIONAL                   77.8           76.8     1.0
    ATLANTIC                        81.0           83.0    -2.0
    LATIN AMERICA                   75.2           71.5     3.7
    PACIFIC                         77.7           78.7    -1.0

PASSENGERS BOARDED            74,523,541     74,297,509     0.3 %

SYSTEM CARGO TON MILES (000)   1,639,926      1,636,213     0.2 %



                             ###


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